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                                                              Exhibit (d)(11)(i)

                                 AMENDMENT NO. 1
                        TO INVESTMENT ADVISORY AGREEMENT


         AMENDMENT NO. 1 to Investment Advisory Agreement ("Amendment No. 1"), dated as of May 21, 2001, between The Equitable Life Assurance Society of the United States, a New York corporation ("Equitable") and Evergreen Investment Management Company L.L.C., a New York corporation ("Adviser").

         Equitable and Adviser agree to modify and amend the Investment Advisory Agreement dated as of December 31, 1998 between Equitable and Adviser as follows:

         1. Portfolios. Equitable hereby reaffirms its appointment of the Adviser as the investment adviser for the EQ/Evergreen Omega Portfolio on the terms and conditions set forth in the Agreement.

         2. Appendix A. Appendix A to the Agreement, setting forth the Portfolio of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix A attached hereto.

         Expect as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EVERGREEN INVESTMENT                        THE EQUITABLE LIFE ASSURANCE
MANAGEMENT, LLC                             SOCIETY OF THE UNITED STATES


By:     /s/ Christopher P. Conkey          By:    /s/ Peter D. Noris
    -------------------------------------      ---------------------------------
    Name:  Christopher P. Conkey                Name:  Peter D. Noris
    Title:  Executive Managing Director         Title:  Executive Vice President




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                                   APPENDIX A
                               TO AMENDMENT NO. 1
                        TO INVESTMENT ADVISORY AGREEMENT
                   WITH EVERGREEN INVESTMENT MANAGEMENT, L.L.C



Portfolio                        Advisory Fee

EQ/Evergreen Omega Portfolio    .55% of the Portfolio's average daily net assets